EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF INBIT CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of INBIT CORP. for the quarter ended March 31, 2018, the undersigned, Tan Chee Hong, Chief Executive Officer and Chairman of INBIT CORP., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of INBIT CORP.

Date: May 14, 2018	By:	/s/ TAN CHEE HONG
TAN CHEE HONG
Chief Executive Officer and Chairman